Exhibit 24

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

Date: March 1, 2011	By:	/s/ DANIEL F. AKERSON Daniel F. Akerson Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below on this 1st day of March 2011 by the following persons on behalf of the Registrant and in the capacities indicated, including a majority of the directors.

Signature	Title

/s/ DANIEL F. AKERSON	Chairman and Chief Executive Officer
(Daniel F. Akerson)

/s/ CHRISTOPHER P. LIDDELL	Vice Chairman and Chief Financial Officer
(Christopher P. Liddell)

/s/ NICK S. CYPRUS	Vice President, Controller and Chief Accounting Officer
(Nick S. Cyprus)

/s/ DAVID BONDERMAN	Director
(David Bonderman)

/s/ ERROLL B. DAVIS, JR.	Director
(Erroll B. Davis, Jr.)

/s/ STEPHEN J. GIRSKY	Director
(Stephen J. Girsky)

/s/ E. NEVILLE ISDELL	Director
(E. Neville Isdell)

/s/ ROBERT D. KREBS	Director
(Robert D. Krebs)

/s/ PHILIP A. LASKAWY	Director
(Philip A. Laskawy)

/s/ KATHRYN V. MARINELLO	Director
(Kathryn V. Marinello)

/s/ PATRICIA F. RUSSO	Director
(Patricia F. Russo)

/s/ CAROL M. STEPHENSON	Director
(Carol M. Stephenson)

/s/ DR. CYNTHIA A. TELLES	Director
(Dr. Cynthia A. Telles)